Metris Receivables, Inc.                                       Metris Master Trust                                    Monthly Report
Certificateholder's Statement                                  Series 1997-2                                                Jan-2002
Section 5.2                                     Class A           Class B           Class C           Class D              Total
(i) Certificate Amount                       455,000,000.00   101,500,000.00    98,000,000.00     45,500,000.00      700,000,000.00
(ii) Certificate Principal Distributed                 0.00             0.00             0.00                                  0.00
(iii) Certificate Interest Distributed           710,605.73       177,325.43       220,156.32                          1,108,087.48
(iv) Principal Collections                    20,214,039.35     4,509,285.70     4,353,793.09      2,019,864.33       31,096,982.46
(v) Finance Charge Collections                 9,708,494.45     2,165,741.07     2,091,060.35        970,043.74       14,935,339.61
    Recoveries                                    82,369.27        18,374.68        17,741.07          8,236.93          126,721.95
    Principal Account Earnings                         0.00             0.00             0.00              0.00                0.00
    Accum. Period Reserve Acct.                        0.00             0.00             0.00              0.00                0.00
Earnings
    Total Finance Charge Collections           9,790,863.72     2,184,115.75     2,108,801.42        978,280.67       15,062,061.56
    Total Collections                         30,004,903.07     6,693,401.45     6,462,594.51      2,998,145.00       46,159,044.02
(vi) Aggregate Amount of
        Principal Receivables                                                                                      8,979,285,003.29
     Invested Amount (End of Month)          455,000,000.00   101,500,000.00    98,000,000.00     45,500,000.00      700,000,000.00
     Floating Allocation Percentage               5.0672186%       1.1303795%       1.0914009%        0.5067219%          7.7957209%
     Fixed/Floating Allocation                          N/A              N/A              N/A               N/A           0.0000000%
Percentage
     Invested Amount (Beginning of           455,000,000.00   101,500,000.00    98,000,000.00     45,500,000.00      700,000,000.00
                      Month)
       Average Daily Invested Amount                                                                                 699,971,064.71
(vii)  Receivable Delinquencies
       (As a % of Total Receivables)
       Current                                                                                            84.90%   8,026,720,508.80
       30 Days to 59 Days
       (1 to 29 Days Contractually Delinquent)                                                             5.60%     529,779,041.10
       60 Days to 89 Days
       (30 to 59 Days Contractually Delinquent)                                                            2.93%     277,277,964.93
       90 Days and Over
       (60+ Days Contractually Delinquent)                                                                 6.56%     620,652,683.39
          Total Receivables                                                                              100.00%   9,454,430,198.22
(viii) Aggregate Investor Default Amount                                                                               7,509,822.60
       As a % of Average Daily Invested Amount
       (Annualized based on 365 days/year)                                                                                    12.63%
(ix) Charge-Offs                                       0.00             0.00             0.00                                  0.00
(x) Servicing Fee                                                                                                      1,189,041.10
(xi) Pool Factor                                  1.0000000        1.0000000        1.0000000
(xii) Unreimbursed Reallocated Principal Collections                    0.00             0.00              0.00                0.00
(xiii) Excess Funding Account Balance                                                                                          0.00
(xiv) Class C Reserve Amount                                                                                                   0.00
      Class C Reserve Account Balance                                                                                          0.00
      Class C Trigger Event Occurrence                                                                                           No
(xv) Number of New Accounts Added to the Trust                                                                              128,722
(xvi) Average Net Portfolio Yield                                                                                           12.7036%
(xvii) Minimum Base Rate                                                                                                     4.1017%
(xviii) Principal Funding Account Balance                                                                                   128,722
(xix) Accumulation Shortfall                                                                                                    N/A
(xx) Scheduled Commencement date of the Accumulation Period                                                             August 2002
     Accumulation Period Length                                                                                                 N/A
(xxi) Required Reserve Account Amount                                                                                           N/A
      Available Reserve Account Amount                                                                                          N/A
      Covered Amount                                                                                                            233